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                                                                     Exhibit 5.1


                                                                  April 15, 2004


General Nutrition Centers, Inc.
300 Sixth Avenue
Pittsburgh, Pennsylvania  15222


               Re: General Nutrition Centers, Inc. and the other entities listed on Schedule I - Registration Statement on Form S-4

Ladies and Gentlemen:

            We have acted as special counsel to General Nutrition Centers, Inc., a Delaware corporation (the "Company"), and each of the entities listed on
Schedule I hereto (collectively, the "Guarantors") in connection with the public offering of $215,000,000 aggregate principal amount of the Company's 8 1/2% Senior Subordinated Notes due 2010 (the "Exchange Notes"). The Indenture, dated as of December 5, 2003 (the "Original Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the "Trustee"), as supplemented by the Supplemental Indenture, dated as of April 6, 2004, by and among the Company, GNC Franchising, LLC, the guarantors party thereto and the Trustee (together with the Original Indenture, the "Indenture"), provides for the guarantee of the Exchange Notes by the Guarantors (the "Guarantees") to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 8 1/2% Senior Subordinated Notes due 2010 of the Company (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated as of December 5, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, Lehman Brothers Inc., J.P. Morgan Securities Inc. and UBS Securities LLC.

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Securities Act").

            In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the registration statement on Form S-4 of the
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Company and the Guarantors relating to the Exchange Notes and the Guarantees as filed with the Securities and Exchange Commission (the "Commission") (such registration statement being hereinafter referred to as the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the form of the Exchange Notes; (v) the Certificate of Incorporation of the Company, as amended by the Certificate of Amendment to the Certificate of Incorporation of the Company and as certified by the Secretary of State of the State of Delaware; (vi) the Certificate of Incorporation of General Nutrition International, Inc. ("GNI") (f/k/a GND Investment Company), as amended by the Certificate of Amendment to the Certificate of Incorporation of GNI and as certified by the Secretary of State of the State of Delaware; (vii) the Certificate of Incorporation of General Nutrition Systems, Inc. ("Systems"), as certified by the Secretary of State of the State of Delaware; (viii) the Certificate of Incorporation of General Nutrition Distribution Company ("GNDC"), as amended by the Certificates of Amendment to the Certificate of Incorporation of GNDC, dated as of January 13, 1993 and February 1, 1998 and as certified by the Secretary of State of the State of Delaware; (ix) the Certificate of Incorporation of GNC, Limited ("Limited"), as certified by the Secretary of State of the State of Delaware;
(x) the Certificate of Incorporation of GNC (Canada) Holding Company ("Canada"), as certified by the Secretary of State of the State of Delaware; (xi) the Certificate of Incorporation of General Nutrition Government Services, Inc. ("Government Services"), as amended by the Certificates of Amendment to the Certificate of Incorporation of Government Services, dated as of January 13, 1993, October 29, 2003 and November 7, 2003 and as certified by the Secretary of State of the State of Delaware; (xii) the Certificate of Incorporation of GN Investment, Inc. ("Investment"), as certified by the Secretary of State of the State of Delaware; (xiii) the Certificate of Incorporation of GNC US Delaware, Inc. ("Delaware"), as certified by the Secretary of State of the State of Delaware; (xiv) the Certificate of Incorporation of General Nutrition Companies, Inc. ("Companies," together with GNI, Systems, GNDC, Limited, Canada, Government Services, Investment and Delaware, the "Delaware Guarantors"), as certified by the Secretary of State of the State of Delaware; (xv) the By-laws of the Company, as currently in effect; (xvi) the By-laws of each of the Delaware Guarantors, as currently in effect; (xvii) resolutions of the Board of Directors of the Company, dated as of November 25, 2003, and the Board of Directors of each of the Delaware Guarantors, dated as of December 5, 2003, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters; and (xviii) the form
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of the Exchange Notes and Guarantees. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Delaware Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect thereof on such parties. We have also assumed that each of the Guarantors, other than the Delaware Guarantors, has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and that each such Guarantor has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the Indenture and the transactions contemplated by the Registration Statement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

            Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

            Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange
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Offer, the Exchange Notes and the Guarantees will constitute valid and binding obligations of the Company and each of the Guarantors, respectively, enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and each of the Guarantors of the Indenture, the Exchange Notes and the Guarantees, as applicable, and the performance by the Company and each of the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any of the Guarantors or their properties is subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company and the Guarantors as being material to them and which are listed as exhibits to the Registration Statement.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP
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                                   SCHEDULE I
                                   GUARANTORS

General Nutrition Companies, Inc., a Delaware corporation
General Nutrition Corporation, a Pennsylvania corporation
General Nutrition Distribution Company, a Delaware corporation
General Nutrition Distribution, L.P., a Pennsylvania limited partnership General Nutrition Government Services, Inc., a Delaware corporation
General Nutrition, Incorporated, a Pennsylvania corporation
General Nutrition Investment Company, an Arizona corporation
General Nutrition International, Inc., a Delaware corporation
General Nutrition Sales Corporation, an Arizona corporation
General Nutrition Systems, Inc., a Delaware corporation
GNC (Canada) Holding Company, a Delaware corporation
GNC Franchising, LLC (f/k/a GNC Franchising, Inc.), a Pennsylvania limited liability company
GNC, Limited, a Delaware corporation
GNC US Delaware, Inc., a Delaware corporation
GN Investment, Inc., a Delaware corporation
Informed Nutrition, Inc., a Florida corporation
Nutra Manufacturing, Inc. (f/k/a Nutricia Manufacturing USA, Inc.), a South Carolina corporation